SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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CONSOLIDATED-TOMOKA LAND CO.
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The following press release was issued by Consolidated-Tomoka Land Co. on April 7, 2017.

Press

Release

Contact:	Mark E. Patten, Sr. Vice President & Chief Financial Officer mpatten@ctlc.com
Phone:	(386) 944-5643
Facsimile:	(386) 274-1223
Contact: Phone:	Joele Frank, Wilkinson Brimmer Katcher James Golden/Dan Moore (212) 355-4449

FOR IMMEDIATE RELEASE

CONSOLIDATED-TOMOKA FILES INVESTOR PRESENTATION HIGHLIGHTING PROVEN TRACK RECORD OF DELIVERING SHAREHOLDER VALUE

Sets the Record Straight Regarding Inaccuracies and Misrepresentations
Put Forth by Wintergreen Advisers

Urges Shareholders to Vote “FOR” Each of CTO’s Highly Qualified Directors on the WHITE Proxy Card Today

DAYTONA BEACH, Fla. – April 7, 2017 – Consolidated-Tomoka Land Co. (NYSE: CTO) (the “Company” or “CTO”) today announced that it has filed an investor presentation with the Securities and Exchange Commission (“SEC”) outlining CTO’s track record of strong performance, commitment to shareholder value, ongoing execution of its strategic plan and why shareholders should support CTO’s nominees for election at the Company’s 2017 Annual Meeting of Shareholders (the “Annual Meeting”) on April 26, 2017.

CTO’s investor presentation also sets the record straight regarding the inaccuracies and misrepresentations put forth by Wintergreen Advisers (“Wintergreen”) in its most recent proxy disclosure, the details of which are below:

WINTERGREEN'S CLAIMS	THE FACTS

CTO’s current Board and management have overseen continued poor performance and significant value destruction CTO’s Board has not held management accountable for poor performance and value destruction

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Under the current Board and management team, delivered 12% annualized returns, exceeding peers and major indexes.

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CTO has consistently improved key operational metrics:

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Revenue growth;

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Operating income growth;

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Earnings per share growth;

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Book value & book value per share growth;

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Pace of land sales & land sales under contract;

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Investments into income producing properties;

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Value enhancements in our income property portfolio.

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CTO has a strategy for building future value by:

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Continue monetizing CTO’s land holdings;

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Investing in high-quality, income producing properties utilizing a tax-deferred strategy whenever possible;

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Growing, improving and enhancing the income property portfolio;

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Returning capital to shareholders by doubling the dividend and accelerating stock buybacks.
CTO’s Board members are not qualified, independent advocates for shareholder rights and interests, including corporate governance

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6 of 7 CTO Director Nominees are independent.

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3 candidates were previously nominated by Wintergreen.

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CTO’s Director Nominees have extensive relevant experience:

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In-depth knowledge of real estate industry;

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Current & past executives of public real estate companies;

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Deep finance, accounting, tax and banking industry experience;

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Critically important operational knowledge of land development companies.

Wintergreen’s Nominees are qualified, independent advocates for all shareholders

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Wintergreen’s Nominees have no experience governing or running a public company or real estate company, or managing real estate assets.

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Wintergreen’s Nominees have ALL worked for or consulted to Wintergreen.

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Wintergreen has acknowledged it may have conflicts and expects shareholders to trust that Wintergreen will “manage” them “fairly”.

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The Wintergreen Fund has a dismal track record of performance.
Wintergreen’s objective is to run CTO in a thoughtful manner for long-term success

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Wintergreen has repeatedly demanded an expedited sale or liquidation of CTO.

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As recently as November 2016, Wintergreen has stated that its Nominees “will seek to complete the mandate to maximize shareholder value through the sale of CTO or through the liquidation of CTO’s assets.”

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Wintergreen’s operating “plans” for CTO lack specifics, calling into doubt Wintergreen’s understanding of CTO’s core business and whether Wintergreen has really thought strategically about running CTO.
CTO’s 2016 exploration of strategic alternatives with Deutsche Bank was “an unmitigated disaster” conducted “under the cloak of darkness”

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CTO announced commencement of Strategic Alternatives Process in February 2016.

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CTO’s Special Committee ran a deliberate, comprehensive and fair process.

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CTO’s Board provided no preferred transaction types or bidder requirements to Deutsche Bank.

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Deutsche Bank was paid no retainer and would have been paid only on a successful transaction.

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Contacted more than 200 potential bidders.

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Two all-stock offers were received; the offers reflected a price-per-share for CTO’s common stock of no greater than a 5% premium to the then trading price.

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CTO disclosed the results of the process shortly after it concluded in July 2016.

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CTO disclosed additional information at the request of shareholders in December 2016.

CTO’s executive compensation is excessive and not tied to performance

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Under the current management team, Named Executive Officer compensation has always been aligned with performance targets.

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In response to shareholder input and based on guidance from two nationally recognized compensation consultants, CTO introduced modified executive compensation practices for 2017.
John Albright’s stock sales show that he sees CTO as “his own personal piggy bank”

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Mr. Albright purchased a significant amount of CTO stock well before becoming CEO.

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In 2014 and 2015, Mr. Albright’s largest stock sales were to pay taxes and the strike price as applicable for vested share awards.

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Mr. Albright’s recent sales were the result of the Board implementing a policy (phased in beginning July 2016) prohibiting margin loans for executives and Board members on CTO stock.

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Mr. Albright is one of CTO’s largest individual shareholders with approximately 1.3% of the shares outstanding, representing a significant percentage of his net worth.
CTO is spending too much money on its new headquarters	• CTO’s new office space will be located in the vacant 7,500 square feet of the Williamson Business Park that the Company built in 2014. • This provides net savings of approximately $200,000 per year.
The increase in Grant Thornton’s audit fees are “alarming”	• The fees paid to our auditor are in line with market and reflect the growth in CTO total assets. • Grant Thornton serves as an important protection to our shareholders.
Unclear how LPGA transaction benefits shareholders	• Accretive transaction to CTO earnings from reduced operating lease expense. • Improved the value of the golf course operation.

The presentation and the Wintergreen inaccuracies and misrepresentations can also be found at www.VoteCTO.com and on the SEC’s website at www.sec.gov.

CTO shareholders are reminded that their vote is extremely important, no matter how many shares they own. The CTO Board strongly urges shareholders to protect the value of their investment in CTO by using the WHITE proxy card to vote “FOR” each of CTO’s seven nominees: John P. Albright, John J. Allen, Laura M. Franklin, William L. Olivari, Howard C. Serkin, Thomas P. Warlow, III and Casey R. Wold - TODAY by telephone, by Internet, or by signing and dating the WHITE proxy card.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

105 Madison Avenue

New York, New York 10016

Call Collect: 212-929-5500

or

Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns a portfolio of income investments in diversified markets in the United States including approximately 1.9 million square feet of income properties, as well as approximately 8,200 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

We encourage you to review our most recent investor presentations for year end 2016 pertaining to the results for the quarter and year ended December 31, 2016, available on our website at www.ctlc.com.

SAFE HARBOR

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof are intended to identify certain of such forward-looking statements, which speak only as of the dates on which they were made, although not all forward-looking statements contain such words. Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include the completion of 1031 exchange transactions, the availability of investment properties that meet the Company’s investment goals and criteria, the modification of terms of certain land sales agreements, uncertainties associated with obtaining required governmental permits and satisfying other closing conditions, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2017 annual meeting of shareholders to be held on April 26, 2017. On March 21, 2017, the Company filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the 2017 annual meeting. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2017 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.ctlc.com.